Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER EXCEEDS EXPECTATIONS IN SECOND QUARTER WITH STRONG

GROWTH ACROSS GLOBAL FRANCHISES

Company Confirms Full-Year 2014 Outlook, Narrows EPS Range

DEERFIELD, Ill., July 17, 2014 — Baxter International Inc. (NYSE:BAX) today reported strong growth across its global franchises in the second quarter, generating sales and earnings that exceeded the company’s previously issued guidance. The company also confirmed its financial outlook for 2014, narrowing the guidance range for adjusted earnings per diluted share to $5.10 to $5.20.

Baxter posted net income of $520 million and earnings per diluted share of $0.95 in the second quarter, compared to net income of $590 million and earnings per diluted share of $1.07 in the same period last year. Second quarter 2014 results include net after-tax special items totaling $172 million (or $0.31 per diluted share) primarily for intangible amortization and costs associated with contingent revenue and product development milestone payments, remediation efforts related to the in-progress SPECTRUM Infusion Pump recall, integration of the company’s acquisition of Gambro AB, and Baxter’s planned separation into two independent healthcare companies. These charges were partially offset by the reversal of certain business optimization and litigation reserves. Second

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quarter 2013 results included after-tax special items totaling $69 million (or $0.13 per diluted share).

On an adjusted basis, excluding special items in both periods, Baxter’s second quarter net income of $692 million increased 5 percent from $659 million reported in 2013. Adjusted earnings per diluted share of $1.26 also increased 5 percent from $1.20 per diluted share last year, exceeding the company’s previously issued earnings guidance of $1.18 to $1.22 per diluted share.

Worldwide sales totaled $4.3 billion, which advanced 16 percent from $3.7 billion reported in the same period last year. Sales within the United States grew 12 percent to $1.7 billion, and international sales of $2.5 billion increased 19 percent (foreign currency had no impact on sales growth). Excluding the contribution of Gambro revenues in the quarter totaling $408 million, Baxter’s worldwide sales rose 5 percent.

BioScience revenues advanced 7 percent to $1.8 billion compared to the prior-year period. Excluding the impact of foreign currency, BioScience sales rose 6 percent, with solid growth reported across all the global franchises. Performance was led by double-digit growth of ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] and albumin, as well as increased global demand for GAMMAGARD LIQUID [Immune Globulin Intravenous (Human)], biosurgery products and select vaccines.

Medical Products sales of $2.5 billion grew 24 percent from the prior-year period, and excluding revenues associated with the Gambro acquisition, Medical Products sales increased 4 percent (foreign currency had no impact on sales growth). This performance was driven primarily by strong sales of injectable

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drugs, anesthetics and nutritional therapies, as well as gains in peritoneal dialysis patients, particularly in the U.S. and emerging markets.

“We are driving solid performance across our entire business portfolio, and advancing care across our key franchises in both developed and emerging markets” said Robert L. Parkinson, Jr., chairman and chief executive officer. “This provides a strong global foundation as we continue to improve our competitive position and performance, enhance operational, commercial and scientific effectiveness, meet challenges posed by the global marketplace, and create value for patients, healthcare providers, and other key stakeholders.”

Six-Month Results

For the first six months of 2014, Baxter reported net income of $1.1 billion, or $1.96 per diluted share, compared to net income of $1.1 billion and earnings per diluted share of $2.07 reported in 2013. Excluding special items, Baxter’s adjusted net income for the six-month period increased 7 percent to $1.3 billion, and earnings per diluted share of $2.45 also increased 7 percent from $2.29 per diluted share reported in the comparable prior-year period.

Baxter’s worldwide sales for the six-month period totaled $8.2 billion and increased 15 percent (or 16 percent excluding the impact of foreign currency). Excluding the contribution of Gambro revenues of $808 million, Baxter’s worldwide sales rose 4 percent (or 5 percent excluding the impact of foreign currency).

BioScience sales of $3.4 billion increased 6 percent (foreign currency had no impact on sales growth), while Medical Products sales of $4.9 billion advanced

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23 percent (or 24 percent excluding the impact of foreign currency) from the prior-year period. Excluding the contribution of Gambro revenues, Medical Products sales grew 3 percent (or 4 percent excluding the impact of foreign currency).

In the first half of 2014, Baxter generated cash flows from operations of approximately $1.2 billion and returned approximately $1.0 billion to shareholders through share repurchases of $450 million (or approximately 6 million shares) and dividends totaling $531 million (reflecting more than a 8 percent increase in dividend payments versus the prior-year period).

Recent Highlights

“During the quarter, Baxter announced a number of new product pipeline achievements and approvals, advanced collaborations, and marked progress towards our separation into two leading healthcare companies,” continued Parkinson. “We remain on track to complete the separation by mid-year 2015.”

Recent highlights include:

•

Global expansion of ADVATE, including European approval of a new production facility in Singapore, new multi-year tender awards in Australia and the UK, and new regulatory approvals in Turkey and Russia. ADVATE is now approved in 62 countries.

•	Approval from the U.S. Food and Drug Administration (FDA) of BAXJECT III reconstitution system with ADVATE, reducing the number of steps in the reconstitution process for patients and caregivers.

•

European CE marking of myPKFiT, a new web-based individualized dosing device for prophylactic treatment of hemophilia A with ADVATE. The device allows physicians to calculate personalized ADVATE treatment regimens based on patient information and individual pharmacokinetic (PK) profiles.

•

Completion of dosing in the Phase III clinical trial of BAX 855, an investigational extended half-life, recombinant factor VIII treatment for hemophilia A. The ongoing trial is aimed at assessing the efficacy of BAX

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855, and will also evaluate its safety and pharmacokinetic profile. Top line data is expected to be announced in the third quarter.

•

Presentation of a range of data on the company’s bleeding disorder pipeline during the World Federation of Hemophilia World Congress in Australia, including studies on BAX 855, ADVATE, OBI-1, BAX 111 and BAX 930.

•	510(k) clearance from the FDA for Baxter’s next-generation SIGMA Spectrum Infusion Pump with Master Drug Library.

•

Presentation of data supporting the safety and efficacy of the VIVIA hemodialysis system at the European Renal Association and European Dialysis and Transplant Association (ERA-EDTA). The VIVIA system, which completed the CE marking in Europe late last year, is being introduced on a limited basis in select European dialysis clinics in 2014.

•	Initiation of Phase 3 trials for CHS-0214, an investigational etanercept biosimilar, in rheumatoid arthritis and chronic plaque psoriasis, by Baxter’s partner Coherus BioSciences.

•	Announcement by Baxter’s partner, CTI BioPharma, of the completion of enrollment in its PERSIST-1 pivotal trial of pacritinib for patients with myelofibrosis.

•

Acquisition of AesRx, including its sickle cell disease development program, Aes-103. The investigational treatment, which is currently being evaluated in a Phase 2 clinical trial, has the potential to address an extremely high unmet clinical need in a community with inadequate treatment options and no recent major clinical developments.

•	Naming of several key executives, including the chief financial officers for both the new biopharmaceutical and medical products companies and the new head of research and development for BioScience.

Outlook for Third Quarter and Full-Year 2014

Baxter also announced today its guidance for the third quarter and confirmed its guidance for the full year.

For the third quarter of 2014, the company expects sales growth of approximately 12 to 13 percent, excluding the impact of foreign currency. Baxter

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expects earnings, before special items, of $1.28 to $1.32 per diluted share in the third quarter.

Baxter now expects sales growth for full-year 2014 of 10 to 11 percent, before the impact of foreign exchange. Also for the full year, Baxter expects earnings, before special items, of $5.10 to $5.20 per diluted share and cash flows from operations of approximately $3.5 billion, excluding cash costs related to the spin-off of the biopharmaceutical business.

The third quarter 2014 earnings guidance excludes approximately $0.07 per diluted share of projected intangible asset amortization expense. The full-year 2014 earnings guidance excludes the $0.62 per diluted share of special items comprising $0.49 per diluted share of items recorded in the first half of the year, and projected intangible asset amortization expense of $0.13 per diluted share for the remainder of the year. Reconciling for the inclusion of these items results in GAAP (Generally Accepted Accounting Principles) earnings of $4.48 to $4.58 per diluted share for the full-year 2014.

A webcast of Baxter’s second quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 17, 2014. Please visit Baxter’s website for more information regarding this and future investor events and webcasts.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices,

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pharmaceuticals and biotechnology to create products that advance patient care worldwide.

This release includes forward-looking statements concerning the company’s financial results, business development activities, capital structure, R&D pipeline including results of clinical trials and planned product launches, outlook for 2014 and the planned separation of Baxter’s biopharmaceutical and medical products businesses and the expected leadership of the two resulting companies after the separation. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; U.S. healthcare reform and other global austerity measures; reimbursement and rebate policies of government agencies and private payers; product development risks; the ability to successfully separate the biopharmaceutical and medical products businesses on the terms or timeline currently contemplated, if at all, and achieve the intended results; accurate identification of business development and R&D opportunities and realization of anticipated benefits, including the ability to successfully integrate the Gambro business and achieve anticipated efficiencies; timely submission and approval of regulatory filings; inventory reductions or fluctuations in buying patterns; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers, including foreign governments; foreign currency fluctuations and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended June 30, 2014 and 2013

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended June 30,
	2014		2013		Change

NET SALES	$ 4,264		$ 3,669		16%

COST OF SALES	2,223		1,730		28%

GROSS MARGIN	2,041		1,939		5%

% of Net Sales	47.9%		52.8%		(4.9 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	998		838		19%
% of Net Sales	23.4%		22.8%		0.6 pts

RESEARCH AND DEVELOPMENT EXPENSES	325		273		19%
% of Net Sales	7.6%		7.4%		0.2 pts

NET INTEREST EXPENSE	42		17		N/M

OTHER EXPENSE, NET	15		68		N/M

PRE-TAX INCOME	661		743		(11%	)

INCOME TAX EXPENSE	141		153		(8%	)

% of Pre-Tax Income	21.3%		20.6%		0.7 pts

NET INCOME	$ 520		$ 590		(12%	)

BASIC EPS	$ 0.96		$ 1.09		(12%	)

DILUTED EPS	$ 0.95		$ 1.07		(11%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	542		543
Diluted	548		549

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 885	A	$ 844	A	5%

ADJUSTED NET INCOME (excluding special items)	$ 692	A	$ 659	A	5%

ADJUSTED DILUTED EPS (excluding special items)	$ 1.26	A	$ 1.20	A	5%

A	Refer to page 9 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended June 30, 2014 and 2013

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended June 30, 2014 and 2013 included special items which impacted the GAAP measures as follows:

	Three Months Ended June 30,
	2014	2013	Change

Gross Margin	$ 2,041	$ 1,939	5%
Intangible asset amortization expense [1]	47	25
Business optimization items [2]	(14)	(20)
Product-related items [3]	89	—

Adjusted Gross Margin	$ 2,163	$ 1,944	11%

% of Net Sales	50.7%	53.0%	(2.3 pts	)

Marketing and Administrative Expenses	$ 998	$ 838	19%
Gambro acquisition and integration items [4]	(27)	(23)
Separation-related costs [6]	(22)	—
Business optimization items [2]	16	—
Product-related items [3]	(4)	—

Adjusted Marketing and Administrative Expenses	$ 961	$ 815	18%

% of Net Sales	22.5%	22.2%	0.3 pts

Research and Development Expenses	$ 325	$ 273	19%
Business optimization items [2]	2	(18)
Business development items [5]	(35)	—

Adjusted Research and Development Expenses	$ 292	$ 255	15%

% of Net Sales	6.8%	7.0%	(0.2 pts	)

Other Expense, Net	$ 15	$ 68	N/M
Reserve items and adjustments [7]	(30)	—
Gambro acquisition and integration items [4]	(2)	(55)

Adjusted Other (Income) Expense, Net	$ (17)	$ 13	N/M

Pre-Tax Income	$ 661	$ 743	(11%	)
Impact of special items	224	101

Adjusted Pre-Tax Income	$ 885	$ 844	5%

Income Tax Expense	$ 141	$ 153	(8%	)
Impact of special items	52	32

Adjusted Income Tax Expense	$ 193	$ 185	4%

% of Adjusted Pre-Tax Income	21.8%	21.9%	(0.1 pts	)

Net Income	$ 520	$ 590	(12%	)
Impact of special items	172	69

Adjusted Net Income	$ 692	$ 659	5%

Diluted EPS	$ 0.95	$ 1.07	(11%	)
Impact of special items	0.31	0.13

Adjusted Diluted EPS	$ 1.26	$ 1.20	5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	548	549

[1]

Effective January 1, 2014, Baxter has updated its non-GAAP measures above to exclude intangible asset amortization expense. Prior period non-GAAP measures have been revised to reflect the updated measures. Intangible asset amortization expense totaled $47 million ($36 million, or $0.07 per diluted share, on an after-tax basis) and $25 million ($20 million, or $0.04 per diluted share, on an after-tax basis) in 2014 and 2013, respectively.

[2]

The company’s results in 2014 included a net benefit of $32 million ($18 million, or $0.03 per diluted share, on an after-tax basis) primarily related to an adjustment to a previous business optimization reserve that is no longer probable of being utilized. The company’s results in 2013 included a benefit of $20 million ($14 million, or $0.03 per diluted share, on an after-tax basis) related to an adjustment to a previous business optimization reserve that is no longer probable of being utilized, which was partially offset by additional business optimization charges of $18 million ($14 million, or $0.03 per diluted share, on an after-tax basis).

[3]

The company’s results in 2014 included total charges of $93 million ($58 million, or $0.10 per diluted share, on an after-tax basis) principally related to product remediation efforts for the SIGMA Spectrum Infusion Pump.

[4]

The company’s results in 2014 included total charges of $29 million ($21 million, or $0.04 per diluted share, on an after-tax basis) principally related to the acquisition and integration of Gambro AB (Gambro). The company’s results in 2013 included total charges of $78 million ($49 million, or $0.09 per diluted share, on an after-tax basis) primarily related to pre-acquisition costs for the planned acquisition of Gambro and losses on derivative instruments entered into during December 2012 and the first six months of 2013 to hedge the anticipated foreign currency cash outflows for the planned acquisition of Gambro.

[5]

The company’s results in 2014 included a charge of $35 million ($30 million, or $0.05 per diluted share, on an after-tax basis) primarily related to certain milestone payments associated with the company’s collaboration arrangements.

[6]

The company’s results in 2014 included separation-related costs of $22 million ($21 million, or $0.04 per diluted share, on an after-tax basis) for the planned separation of Baxter’s biopharmaceutical and medical products businesses.

[7]

The company’s results in 2014 included a net expense of $30 million ($24 million, or $0.04 per diluted share, on an after-tax basis) primarily due to an increase in the estimated fair value of acquisition-related contingent payment liabilities, partially offset by a third-party recovery on previous litigation reserves.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Six Months Ended June 30, 2014 and 2013

(unaudited)

(in millions, except per share and percentage data)

	Six Months Ended June 30,
	2014		2013		Change

NET SALES	$ 8,215		$ 7,117		15%

COST OF SALES	4,213		3,422		23%

GROSS MARGIN	4,002		3,695		8%

% of Net Sales	48.7%		51.9%		(3.2 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	1,918		1,633		17%
% of Net Sales	23.3%		22.9%		0.4 pts

RESEARCH AND DEVELOPMENT EXPENSES	638		519		23%
% of Net Sales	7.8%		7.3%		0.5 pts

NET INTEREST EXPENSE	85		42		N/M

OTHER (INCOME) EXPENSE, NET	(9)		65		N/M

PRE-TAX INCOME	1,370		1,436		(5%	)

INCOME TAX EXPENSE	294		294		0%

% of Pre-Tax Income	21.5%		20.5%		1 pts

NET INCOME	$ 1,076		$ 1,142		(6%	)

BASIC EPS	$ 1.98		$ 2.10		(6%	)

DILUTED EPS	$ 1.96		$ 2.07		(5%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	542		543
Diluted	548		550

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 1,714	A	$ 1,607	A	7%

ADJUSTED NET INCOME (excluding special items)	$ 1,344	A	$ 1,260	A	7%

ADJUSTED DILUTED EPS (excluding special items)	$ 2.45	A	$ 2.29	A	7%

A	Refer to page 11 for a description of the adjustments and a reconciliation to GAAP measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Six Months Ended June 30, 2014 and 2013

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the six months ended June 30, 2014 and 2013 included special items which impacted the GAAP measures as follows:

	Six Months Ended June 30,
	2014	2013	Change

Gross Margin	$ 4,002	$ 3,695	8%
Intangible asset amortization expense [1]	90	50
Business optimization items [2]	(2)	(20)
Product-related items [3]	89	—
Gambro acquisition and integration items [4]	—	1

Adjusted Gross Margin	$ 4,179	$ 3,726	12%

% of Net Sales	50.9%	52.4%	(1.5 pts	)

Marketing and Administrative Expenses	$ 1,918	$ 1,633	17%
Gambro acquisition and integration items [4]	(44)	(40)
Reserve items and adjustments [6]	10	—
Separation-related costs [7]	(22)	—
Business optimization items [2]	6	—
Product-related items [3]	(4)	—

Adjusted Marketing and Administrative Expenses	$ 1,864	$ 1,593	17%

% of Net Sales	22.7%	22.4%	0.3 pts

Research and Development Expenses	$ 638	$ 519	23%
Business optimization items [2]	(4)	(18)
Business development items [5]	(60)	—

Adjusted Research and Development Expenses	$ 574	$ 501	15%

% of Net Sales	7.0%	7.0%	0 pts

Other (Income) Expense, Net	$ (9)	$ 65	N/M
Reserve items and adjustments [6]	(30)	—
Gambro acquisition and integration items [4]	(19)	(82)

Adjusted Other Income, Net	$ (58)	$ (17)	N/M

Pre-Tax Income	$ 1,370	$ 1,436	(5%	)
Impact of special items	344	171

Adjusted Pre-Tax Income	$ 1,714	$ 1,607	7%

Income Tax Expense	$ 294	$ 294	0%
Impact of special items	76	53

Adjusted Income Tax Expense	$ 370	$ 347	7%

% of Adjusted Pre-Tax Income	21.6%	21.6%	0 pts

Net Income	$ 1,076	$ 1,142	(6%	)
Impact of special items	268	118

Adjusted Net Income	$ 1,344	$ 1,260	7%

Diluted EPS	$ 1.96	$ 2.07	(5%	)
Impact of special items	0.49	0.22

Adjusted Diluted EPS	$ 2.45	$ 2.29	7%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	548	550

[1]

Effective January 1, 2014, Baxter has updated its non-GAAP measures above to exclude intangible asset amortization expense. Prior period non-GAAP measures have been revised to reflect the updated measures. Intangible asset amortization expense totaled $90 million ($70 million, or $0.13 per diluted share, on an after-tax basis) and $50 million ($40 million, or $0.07 per diluted share, on an after-tax basis) in 2014 and 2013, respectively.

[2]

The company’s results in 2014 included a net benefit of $4 million (net charge of $3 million, or $0.01 per diluted share, on an after-tax basis) primarily related to an adjustment of $37 million to a previous business optimization reserve that is no longer probable of being utilized, partially offset by additional business optimization charges of $33 million. The company’s results in 2013 included a benefit of $20 million ($14 million, or $0.03 per diluted share, on an after-tax basis) related to an adjustment to a previous business optimization reserve that is no longer probable of being utilized, which was partially offset by additional business optimization charges of $18 million ($14 million, or $0.03 per diluted share, on an after-tax basis).

[3]

The company’s results in 2014 included total charges of $93 million ($58 million, or $0.10 per diluted share, on an after-tax basis) principally related to product remediation efforts for the SIGMA Spectrum Infusion Pump.

[4]

The company’s results in 2014 included total charges of $63 million ($47 million, or $0.09 per diluted share, on an after-tax basis) principally related to the acquisition and integration of Gambro, including a loss on the divestiture of Baxter’s legacy Continuous Renal Replacement Therapy business. The company’s results in 2013 included total charges of $123 million ($78 million, or $0.15 per diluted share, on an after-tax basis) primarily related to pre-acquisition costs for the planned acquisition of Gambro and losses on derivative instruments entered into in December 2012 and the first six months of 2013 to hedge the anticipated foreign currency cash outflows associated with the planned acquisition of Gambro.

[5]

The company’s results in 2014 included charges of $60 million ($52 million, or $0.09 per diluted share, on an after-tax basis) related to certain milestone payments associated with the company’s collaboration arrangements.

[6]

The company’s results in 2014 included a net expense of $20 million ($17 million, or $0.03 per diluted share, on an after-tax basis) primarily related to an increase in the estimated fair value of acquisition-related contingent payment liabilities, partially offset by third-party recoveries and reversals of prior litigation reserves.

[7]

The company’s results in 2014 included separation-related costs of $22 million ($21 million, or $0.04 per diluted share, on an after-tax basis) for the planned separation of Baxter’s biopharmaceutical and medical products businesses.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended June 30,			Six Months Ended June 30,
	2014		2013	2014		2013

Net income	$ 520		$ 590	$1,076		$1,142
Adjustments
Depreciation and amortization	253		183	489		366
Deferred income taxes	(14)		(101)	(31)		(63)
Stock compensation	41		40	72		72
Realized excess tax benefits from stock issued under employee benefit plans	(5)		(7)	(17)		(19)
Business optimization charges	(32)		(2)	(4)		(2)
Net periodic pension benefit and OPEB costs	70		93	141		187
Infusion pump and other product-related charges	93		—	93		—
Other	93		44	78		54
Changes in balance sheet items
Accounts and other current receivables, net	(230)		(73)	3		12
Inventories	(127)		(125)	(360)		(306)
Accounts payable and accrued liabilities	14		128	(222)		(171)
Business optimization and infusion pump payments	(38)		(26)	(83)		(52)
Other	(39)		19	(77)		(71)

Cash flows from operations	$ 599		$ 763	$1,158		$1,149

Changes in Net Debt
Increase (decrease)	Three Months Ended June 30,			Six Months Ended June 30,
	2014		2013	2014		2013

Net debt, beginning of period A	$6,645		$3,178	$6,433		$2,660

Cash flows from operations	(599)		(763)	(1,158)		(1,149)
Capital expenditures	423		347	844		639
Dividends	265		244	531		490
Proceeds from stock issued under employee benefit plans	(106)		(138)	(232)		(322)
Purchases of treasury stock	200		183	450		717
Acquisitions and investments	117		20	176		87
Sales of investments and other investing activities	2		—	(94)		(10)
Other, including the effect of exchange rate changes	26		(25)	23		(66)
Increase (decrease) in net debt	328		(132)	540		386

Net debt, June 30 A	$6,973		$3,046	$6,973		$ 3,046

Key statistics, June 30:
Days sales outstanding	56.7	B	53.5	56.7	B	53.5
Inventory turns	2.2		2.2	2.2		2.2

A	Net debt is a non-GAAP measure, refer to page 13 for a description of net debt and a reconciliation to GAAP measures.

B	Includes the impact from the acquisition of Gambro. Excluding Gambro, the company’s days sales outstanding was 53.1 days as of June 30, 2014.

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Total Debt to Net Debt Reconciliation

(unaudited)

($ in millions)

Total Debt to Net Debt Reconciliation A
	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Short-term debt	$ 186	$ 49	$ 181	$ 33	$ 333	$ 27
Current maturities of long-term debt and lease obligations	1,125	1,128	859	378	377	323
Long-term debt and lease obligations	7,528	7,517	8,126	8,624	5,157	5,580

Total debt	8,839	8,694	9,166	9,035	5,867	5,930

Less: Cash and equivalents	(1,866)	(2,049)	(2,733)	(5,989)	(2,689)	(3,270)

Total net debt	$ 6,973	$ 6,645	$ 6,433	$ 3,046	$ 3,178	$ 2,660

A

Net debt represents the difference between total debt (defined as short-term debt, current maturities of long-term debt and lease obligations, and long-term debt and lease obligations as presented on the company’s consolidated balance sheets) and cash and equivalents.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  14

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending June 30, 2014 and 2013

(unaudited)

($ in millions)

	Q2 2014	Q2 2013	% Growth @ Actual Rates	% Growth @ Constant Rates	YTD 2014	YTD 2013	% Growth @ Actual Rates	% Growth @ Constant Rates

BioScience
United States	$ 835	$ 782	7%	7%	$1,659	$1,555	7%	7%
International	916	856	7%	5%	1,700	1,613	5%	5%
Total BioScience	$1,751	$1,638	7%	6%	$3,359	$3,168	6%	6%

Medical Products
United States	$ 897	$ 764	17%	17%	$1,733	$1,473	18%	18%
International	1,616	1,267	28%	28%	3,123	2,476	26%	28%
Total Medical Products [1]	$2,513	$2,031	24%	24%	$4,856	$3,949	23%	24%

Baxter International Inc.
United States	$1,732	$1,546	12%	12%	$3,392	$3,028	12%	12%
International	2,532	2,123	19%	19%	4,823	4,089	18%	19%
Total Baxter [1]	$4,264	$3,669	16%	16%	$8,215	$7,117	15%	16%

[1]

Includes Gambro net sales of $408 million in the second quarter of 2014 and $808 million for the six months ended June 30, 2014. Medical Products net sales excluding Gambro grew 4% at both actual rates and constant rates during the second quarter of 2014. Total Baxter net sales excluding Gambro grew 5% at both actual rates and constant rates during the second quarter of 2014. Medical Products net sales excluding Gambro grew 3% at actual rates and 4% at constant rates for the six months ended June 30, 2014. Total Baxter net sales excluding Gambro grew 4% at actual rates and 5% at constant rates for the six months ended June 30, 2014.

BAXTER — PAGE  15

BAXTER INTERNATIONAL INC.

Sales by Franchise

Periods Ending June 30, 2014 and 2013

(unaudited)

($ in millions)

	Q2 2014	Q2 2013	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2014	YTD 2013	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Hemophilia	$ 904	$ 849	6%		6%		$1,731	$1,614	7%		7%
BioTherapeutics	548	513	7%		6%		1,050	1,022	3%		2%
BioSurgery	189	178	6%		5%		365	350	4%		4%
Vaccines	110	98	12%		6%		213	182	17%		15%
Total BioScience	$1,751	$1,638	7%		6%		$3,359	$3,168	6%		6%

Medical Products
Fluid Systems	$ 816	$ 755	8%		8%		$1,573	$1,495	5%		6%
Renal [1]	1,044	654	60%		61%		2,035	1,244	64%		66%
Specialty Pharmaceuticals	404	366	10%		9%		771	729	6%		6%
BioPharma Solutions	249	256	(3%	)	(4%	)	477	481	(1%	)	0%
Total Medical Products	$2,513	$2,031	24%		24%		$4,856	$3,949	23%		24%

Total Baxter	$4,264	$3,669	16%		16%		$8,215	$7,117	15%		16%

[1]

Consists of PD and HD therapies, and includes Gambro net sales of $408 million in the second quarter of 2014 and $808 million for the six months ended June 30, 2014. Renal sales excluding Gambro decreased by 3% at actual rates and 1% at constant rates during the second quarter of 2014. Renal sales excluding Gambro decreased by 1% at actual rates and grew by 1% at constant rates for the six months ended June 30, 2014.

BAXTER — PAGE  16

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International

Three-Month Periods Ending June 30, 2014 and 2013

(unaudited)

($ in millions)

	Q2 2014			Q2 2013			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International	Total

BioScience
Hemophilia	$ 375	$ 529	$ 904	$ 346	$ 503	$ 849	8%		5%	6%
BioTherapeutics	358	190	548	335	178	513	7%		7%	7%
BioSurgery	102	87	189	101	77	178	1%		13%	6%
Vaccines	—	110	110	—	98	98	—		12%	12%
Total BioScience	$ 835	$ 916	$1,751	$ 782	$ 856	$1,638	7%		7%	7%

Medical Products
Fluid Systems	$ 443	$ 373	$ 816	$ 390	$ 365	$ 755	14%		2%	8%
Renal [1]	186	858	1,044	101	553	654	84%		55%	60%
Specialty Pharmaceuticals	174	230	404	163	203	366	7%		13%	10%
BioPharma Solutions	94	155	249	110	146	256	(15%	)	6%	(3%	)
Total Medical Products [1]	$ 897	$1,616	$2,513	$ 764	$1,267	$2,031	17%		28%	24%

Total Baxter [1]	$1,732	$2,532	$4,264	$1,546	$2,123	$3,669	12%		19%	16%

[1]

Includes Gambro net sales of $408 million in the second quarter of 2014. Renal sales excluding Gambro decreased by 3% at actual rates and 1% at constant rates during the second quarter of 2014. Medical Products net sales excluding Gambro grew 4% at both actual rates and constant rates during the second quarter of 2014. Total Baxter net sales excluding Gambro grew 5% at both actual rates and constant rates during the second quarter of 2014.